Exhibit 99.(j)(1)

     Consent of Ernst & Young LLP, Independent Registered Public Accounting
                                      Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the use of our report dated January 11, 2005, included in the 2004 Annual Report and incorporated by reference in this Post-Effective Amendment No. 48 to the Registration Statement (Form N1-A) (No.2-78066) of American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust.


                                                /s/ Ernst & Young LLP

McLean, Virginia
August 26, 2005